UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Amendment No. 1 to Current Report on Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): January 6, 2014

EXPERIENCE ART AND DESIGN, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-174155	27-4673791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27929 S.W. 95th Ave. Suite 601, Wilsonville, OR		97070
(Address of principal executive offices)		(Zip Code)

          971-202-2435____

Registrant’s telephone number, including area code

7504 SW Bridgeport Road, Portland, OR 97224

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed by Experience Art and Design, Inc. (the “Company”) to amend and restate the Company’s Current Report on Form 8-K (“Original Report”) filed with the Securities and Exchange Commission on January 10, 2014. The 8-K/A is being filed to supplement the information regarding Roy Rose, the interim Chief Executive Officer of the Company, as specified by Item 401 of Regulation S-K which was omitted from the Original Report.

The 8-K/A does not amend, update or change any items or disclosure in the Original Report other than as referenced above and does not reflect events that occurred after the date of the Original Report. The 8-K/A sets forth the Original Report in its entirety and replaces the Original Report.

CURRENT REPORT ON FORM 8-K/A

EXPERIENCE ART AND DESIGN, INC.

Item 5.02        Departure of Directors or Certain Officers, Election of Directors,

                        Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2014, by unanimous action of the Board, Michael Balter was appointed as a director of Experience Art and Design, Inc. (the “Company”) to fill an existing vacancy. Mr. Balter’s term will expire at the next annual meeting of shareholders.

Additionally, Gordon Root resigned as a director and officer of the Company and Kenneth Kepp resigned as a director of the Company, both effective January 6, 2014. Roy Rose, who recently joined the Company’s Board, was also appointed interim Chief Executive Officer effective January 6, 2014, while Mr. Kepp will continue in his role as Chief Financial Officer.

The number of directors which constitutes the entire Board of Directors of the Company is seven. After giving effect to the appointments and resignations referenced above, there are currently five directors of the Company, with two vacancies on the Board of Directors.

Business Experience of Michael Balter

Michael Balter has more than 30 years of experience in the technology and nonprofit sectors. Mr. Balter spent 17 years at Intel Corporation, primarily in sales and marketing where he helped introduce two of the most common technologies in the world today:  voice recognition and video conferencing. After Intel, Mr. Balter spent 10 years as an entrepreneur building companies that worked with nonprofits to strengthen their fund-raising capabilities. Mr. Balter received an undergraduate degree in aeronautical engineering from San Jose State University and an MBA from Santa Clara University.

Business Experience of Roy Rose

Roy Rose, age 55, became the Company’s interim Chief Executive Officer on January 6, 2014 and became a member of the Company’s Board of Directors on December 23, 2013.  During 2012 until his appointment as the Company’s interim Chief Executive Officer, Mr. Rose was retired. From 2010 to 2012, Mr. Rose served as Chairman of Patron Store Inc. in Lake Oswego, Oregon, an online retail center helping serve non- profits. From 2006 to 2010, Mr. Rose served as Chairman of Phoinix Corp. in Portland, Oregon, an investment company serving and investing in construction and environmental clean-up companies. Mr. Rose has structured nearly 40 acquisitions, mergers and management buyouts since 1985. He has also served in the roles of Chairman, CEO, Board Member and President of numerous companies as well as sat on the boards of several non-profit organizations. Mr. Rose’s most recent efforts have been focused on creating sustainable philanthropic endeavors. He played a major role in gaining approval by the Vatican to reproduce artwork held by the Church for the benefit of charitable organizations. His efforts ultimately aided charities in raising nearly $40M. For his persistence and contributions to charity the Duchess of York, Sarah Ferguson, awarded Mr. Rose with a “Little Red,” an award only given to people who she deemed would make a difference in the philanthropic world.

Item 8.01        Other Information

On January 9, 2014, the Company issued a press release concerning the appointment of Mr. Balter to the Company’s Board of Directors, Mr. Root’s resignation as an officer and director of the Company, Mr. Rose’s appointment as interim Chief Executive Officer of the Company, and Mr. Kepp’s resignation as a director of the Company.

A copy of the press release regarding Mr. Balter’s appointment to the Company’s Board of Directors, Mr. Root’s resignation as an officer and director, Mr. Rose’s appointment as interim Chief Executive Officer, and Mr. Kepp’s resignation as a director is attached hereto as Exhibit 99.1.

The information in Item 8.01 of this Report, including the information contained in Exhibit 99.1, shall be deemed "furnished" and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.                              Description

99.1                                                     Experience Art and Design, Inc.

                                                Press Release dated January 9, 2014*

*Included as an exhibit to the Current Report on Form 8-K filed with the Commission on January 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 21, 2014	EXPERIENCE ART AND DESIGN, INC.

By: /s/ Kenneth R. Kepp
Kenneth R. Kepp
Chief Financial Officer and Chief Operating Officer